Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 2006, relating to the financial statements of American DG Energy, Inc. as of and for the year ended December 31, 2005 appearing on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007.

/s/ CARLIN, CHARRON & ROSEN LLP

Boston, Massachusetts
October 11, 2007